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                                                                    EXHIBIT 10.1


                        ENSTAR COMMUNICATIONS CORPORATION
                       12444 Powerscourt Drive - Suite 100
                            St. Louis, Missouri 63131



                               September 29, 2000


VIA ELECTRONIC MAIL

Multimedia Acquisition Corp.
1059 East 10th Street
Hazleton, Pennsylvania  18201-3421
Attention:  Terrence J. Herron, Vice President

         Re:      Enstar Communications Corporation

Ladies and Gentlemen:

         Reference is hereby made to that certain Asset Purchase Agreement by and among Multimedia Acquisition Corp. ("Buyer"), and Enstar Income Program 1984-1, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar VII, Enstar VIII and Enstar X, Ltd. (collectively, "Sellers," and each individually, a "Seller"), dated as of June 21, 2000 (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

         For and in consideration of the mutual covenants set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

         1. The Purchase Agreement is hereby deemed amended and supplemented as follows:

                  (a) (i) In the event that Sellers enter into the Settlement
                       Agreement (as defined herein), whether before or after the Closing, Buyer expressly agrees that it shall be bound by the terms of, and shall fully perform the obligations set forth in, Sections 8.1 through 8.3 of the Settlement Agreement, insofar as such terms and obligations relate to the Systems acquired by Buyer under the Purchase Agreement. The Purchase Price payable to each Seller shall be reduced, pursuant to Section 3.3(b) of the Purchase Agreement or thereafter, by the amount of
                       (A) $20.00 for each claim made under the Settlement Agreement with respect to any of such Seller's Systems by a claimant that is a then-current customer of any such Systems, and (B) $9.95 for each claim made under the Settlement Agreement with respect to any of such Seller's Systems by a claimant that is a former customer of any such Systems; each of which claims shall have been made in accordance with the terms of the Settlement Agreement and shall be evidenced by documentation demonstrating, to Sellers' reasonable satisfaction, Buyer's satisfaction of such




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             claim. Buyer agrees to indemnify and hold harmless Sellers and their Affiliates from and against any and all claims, costs and expenses based on or arising out of Buyer's failure to fully comply with and perform the obligations set forth in Sections 8.1 through
             8.3 of the Settlement Agreement insofar as related to the Systems acquired by Buyer under the Purchase Agreement; provided that Buyer shall have no obligation to indemnify Seller with respect to any claim by any former customer under Section 8.1.2 of the Settlement Agreement that shall be paid by Seller or any Affiliate (or any third party hired by Charter to administer the distribution of benefits) directly to such former customer. It is expressly agreed and understood that Buyer is not assuming and shall not be bound by any term or provision of the Settlement Agreement other than as expressly set forth herein.

             (ii) For purposes hereof, the "Settlement Agreement" means the Global Class Action Settlement Agreement (and any other settlement agreement, as the case may be) pursuant to the class action lawsuit titled Unfried, et al. v. Charter Communications Holding Company, LLC, et al., Civil Action No. 99-L-48, Third Judicial Circuit, Madison County, Illinois, and related litigation, substantially in the form of the draft Global Class Action Settlement Agreement with respect to such lawsuit dated July 28, 2000.

         (b) From the date hereof through the date that is one (1) year following the Closing, without Buyer's consent, neither Sellers, Charter nor any of Charter's subsidiaries will solicit the employment of persons who were employees of the Systems as of the date of the Purchase Agreement or who become employees of the Systems prior to Closing, other than (i) any such employee who does not accept Buyer's offer of employment; and (ii) any Transferred Employee whose employment is terminated by Buyer following the Closing.

2. Section 4.12 of the Purchase Agreement is hereby deemed amended by adding the following phrase following the words "Section 4.8(b)": "and except as set forth in Schedule 4.12," and Schedule 4.12, which is attached hereto, is hereby deemed incorporated into the Purchase Agreement and made a Schedule thereto for all purposes.

3. Except as expressly set forth herein, the Purchase Agreement shall remain in full force and effect.






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         Please indicate your acceptance of the foregoing terms by signing this letter in the space provided below and returning it to the undersigned.



                                Very truly yours,

                                ENSTAR INCOME PROGRAM 1984-1, L.P.
                                ENSTAR INCOME PROGRAM IV-3, L.P.
                                ENSTAR INCOME/GROWTH PROGRAM SIX-A, L.P.
                                ENSTAR VII
                                ENSTAR VIII
                                ENSTAR X, LTD.

                                By:  Enstar Communications Corporation,
                                     General Partner




                                     By: /s/ Ralph G. Kelly
                                        ----------------------------------------
                                        Ralph G. Kelly
                                        Senior Vice President - Treasurer


ACCEPTED AND AGREED TO:

MULTIMEDIA ACQUISITIONS CORP.


By:  /s/ Terrence J. Herron
   -----------------------------
   Name:  Terrence J. Herron
   Title: Vice President











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                                  Schedule 4.12

                             Litigation - All Sellers


Sellers are defendants in a class action lawsuit titled Unfried, et al. v. Charter Communications Holding Company, LLC, et al., Civil Action No. 99-L-48, in the Third Judicial Circuit, Madison County, Illinois, involving customer late fees assessed by Sellers. Sellers anticipate that the case will be settled pursuant to a "Global Class Action Settlement Agreement," currently being negotiated, by which each Seller and its respective successors and assigns would be bound.